FIRST AMENDMENT TO THE 1992 STOCK OPTION PLAN
CONCEPTS DIRECT, INC.

The 1992 Stock Option Plan (the "Plan") of Concepts Direct, Inc. (the "Company") is hereby amended as follows:

1. Definitions: Terms, which are not specifically defined herein, shall have the meanings given to them in the Plan.

2. Stock: Effective April 24, 1998, Article 4 of the Plan is hereby amended as follows:

   (a)  The first sentence is amended by replacing "70,000" with "380,000";
   and

   (b)  A new sentence is added at the end to read as follows:

        "No more than 50,000 shares may be allocated to the Incentive Awards that are granted to any individual Participant during any single fiscal year of the Company."

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 30th day of June, 1998.


Concepts Direct, Inc.

By:   /s/H. Franklin Marcus, Jr.
      H. Franklin Marcus, Jr.
      Title:  Chief Financial Officer